UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
As previously disclosed, on March 2, 2016, International Business Machines Corporation ("IBM") filed a complaint in the United States District Court for the District of Delaware against Groupon, Inc. (the "Company") alleging that the Company has infringed and continues to willfully infringe certain IBM patents relating to the presentation of applications and advertising in an interactive service, preserving state information in online transactions and single sign-on processes in a computing environment. On July 27, 2018, a jury in this matter returned a verdict finding the Company willfully infringed these patents and awarded damages of $82.5 million to IBM. The court has the discretion to enhance this award for willfulness, impose interest, impose a continuing royalty for the unexpired patents or award injunctive relief. The court also has the discretion to reduce or vacate the damages award or enter judgment for the Company on some or all of the claims notwithstanding the jury verdict. The Company intends to seek to overturn the verdict and reduce the damages award through post-trial motions and appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: August 2, 2018	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Chief Financial Officer